RICHARD E. WOODHALL & CO.
-------------------------
CHARTERED ACCOUNTANTS
-------------------------

17 Fairyfield Court
Great Barr
Birmingham
B43 6AJ

Telephone: 0121 357 4764


SFX Entertainment Inc.


Dear Sirs,

CONSENT OF INDEPENDENT AUDITORS
RE: TONY STEPHENS ASSOCIATES LIMITED
AUDIT YEAR TO 30TH APRIL 1998

We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated 14th July 1998 included in the Proxy Statement of The Marquee Group, Inc. that is made as part of Amendment No. 1 to the Registration Statement on Form S-4 (file no. 333-71195) and a part of the Prospectus of SFX Entertainment, Inc.

dated: 3 February 1999.


                                              /s/ Richard E. Woodhall & Co.
                                              Richard E. Woodhall & Co.